FORM 8-K


                      SECURITIES AND EXCHANGE COMMISSION
                            Washington, DC   20549



                                CURRENT REPORT

                      Pursuant to Section 13 or 15(d) of
                     The Securities Exchange Act of 1934


DATE OF REPORT (Date of earliest event reported):  May 22, 1997


                                 EFTEK CORP.
            (Exact name of registrant as specified in its charter)


        Nevada                 33-26789-NY           93-0996501
(State or other juris-         (Commission         (IRS Employer
diction of incorporation)      File Number)      Identification No.)


                           Bloomfield Business Park
                             408 Bloomfield Drive
                                 Units 1 & 2
                        West Berlin, New Jersey 08091
                   (Address of Principal Executive Offices)
                Registrant's telephone number:  (609) 767-2300

                                   FORM 8-K

ITEM 5.   OTHER EVENTS

          On May 22, 1997, the Board of Directors declared a one for three Reverse Stock Split of EFTEK Corp.'s Common Stock (for every three (3) shares, the shareholder would receive one (1) share). Any fractional shares that result from the split will be rounded up to the next whole share. The new stock certificates would be issued in the normal course of business whenever the appropriate transfer was requested by the Shareholders. The authorized shares, the par value, and the 65,412 Class A Warrants and 81,059 Class B Warrants would remain the same.

          In addition, as a result of the Reverse Stock Split, the Registrant changed its symbol on the OTC Bulletin Board to EFTX.

                                  SIGNATURES

     Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                                   EFTEK CORP.

                                   BY:  /s/ Frank Whitmore
                                        --------------------------
                                        FRANK WHITMORE, President


EFTEK\5-22-97.8-K